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                                                                  Exhibit (d)(4)



             COMMON STOCK PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                            WINSLOEW FURNITURE, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder of shares of Common Stock of WINSLOEW FURNITURE, INC., a Florida corporation (the "Company"), hereby appoints Earl W. Powell and William F. Kaczynski, Jr., and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the offices of Trivest, Inc., 2665 South Bayshore Drive, Miami, Florida 33133 at 9:00 A.M., local time, on ___________, June _, 1999, and at all adjournments and postponements thereof.



                        (To be signed on the other side)

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 A /X/ Please mark
       your
       votes as in this
       example

    The Board of Directors recommends a vote FOR proposal 1 set forth below.

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
1.  Proposal to approve and adopt an Amended and Restated Agreement and Plan         The proxies are authorized to vote, in their
    of Merger pursuant to which Trivest Furniture Corporation, a newly-formed        discretion, upon such other business as may
    corporation (the "Purchaser"), will be merged with and into the Company          properly come before the Annual Meeting and
    and each outstanding share of the Company's Common Stock, $.01 par               any adjournments or postponements thereof.
    value per share (other than shares held by the Purchaser), will be converted into the right to receive $33.00 in cash, without interest.

                                                                                     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
                                                                                     VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                                                                     UNDERSIGNED. IF NO DIRECTION IS MADE, THIS
                                                                                     PROXY WILL BE VOTED "FOR" PROPOSAL 1 SET
   / / For       / / Against       / / Abstain                                       FORTH ABOVE.

                                                                               PLEASE  MARK, SIGN AND DATE, THIS PROXY CARD
                                                                               AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO
                                                                               POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.


                                                                               The undersigned hereby acknowledges receipt of the
                                                                               Notice of Special Meeting and related Proxy
                                                                               Statement.


(Signature)_________________________________________ DATE ____________________  __________________________________ DATE __________
                                                                                 SIGNATURE, IF HELD JOINTLY

IMPORTANT:  Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting.
            When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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